UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 18, 2010
Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

7 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886
(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2010, Dr. Richard N. Nottenburg, President and Chief Executive Officer of Sonus Networks, Inc. (the “Company”), and the Company entered into a letter agreement (the “Retention Letter”) pursuant to which Dr. Nottenburg agreed to stay with the Company while assisting the Company with an orderly transition of his duties and responsibilities.  Dr. Nottenburg agreed to remain in his current role as President and Chief Executive Officer until the earlier of (i) the date the Board of Directors of the Company (the “Board”) relieves him of such duties or (ii) March 31, 2011 (such earlier date, the “Effective Termination Date”).

The Retention Letter includes the following material provisions relating to Dr. Nottenburg’s compensation:

●
Dr. Nottenburg will continue to be entitled to his “Base Salary”, as defined in his employment letter dated May 13, 2008 (the “Employment Letter”), through March 31, 2011, with any unpaid balance payable in a lump sum if his employment is terminated by the Board prior to March 31, 2011 other than for “Cause” (as defined in the Employment Letter).

●
If the Board relieves Dr. Nottenburg of his duties as President or Chief Executive Officer of the Company prior to December 31, 2010, other than for Cause, Dr. Nottenburg will be entitled to his full “Target Bonus” (as defined in the Employment Letter) for 2010, which equals 100% of his current Base Salary.  If, however, the Company subsequently determines that Dr. Nottenburg’s actual bonus would have been greater than his Target Bonus based on the Company’s financial results for 2010, the Company will pay Dr. Nottenburg the difference.

●
Dr. Nottenburg will be granted 750,000 restricted shares (the “Retention Shares”) under the Company’s 2007 Stock Incentive Plan, as amended, on June 15, 2010, of which (i) 250,000 Retention Shares will vest on the Effective Termination Date (unless his employment were terminated for Cause prior to March 31, 2011), (ii) 125,000 Retention Shares will vest upon the achievement of the financial metrics in the Company’s 2010 operating plan, as previously approved by the Board and (iii) 125,000 Retention Shares will vest upon the achievement of the target bookings from new products, as reflected in the Company’s 2010 Incentive Compensation Program Base Plan under the Senior Management Cash Incentive Plan.  The remaining 250,000 Retention Shares will vest on the earlier of (i) sixty days after the first day of employment of Dr. Nottenburg’s successor, provided that Dr. Nottenburg assists with the transition during such period, (ii) the date the Board relieves Dr. Nottenburg of his duties as President or Chief Executive Officer of the Company other than for Cause, if no successor has been appointed by such date, or (iii) March 31, 2011.  If Dr. Nottenburg terminates his employment with the Company for “Good Reason” (as such term is defined in the Employment Letter) the Retention Shares will accelerate and become fully vested.

●
Dr. Nottenburg agreed to relinquish his rights to two performance stock grants, each in the amount of 250,000 restricted shares, which were to be granted under the Employment Letter provided that certain performance targets were met.

●
Upon the Effective Termination Date (unless his employment were terminated for Cause prior to March 31, 2011), Dr. Nottenburg will be entitled to terminate his employment with the Company for Good Reason, and will be entitled to the amounts payable to him and the benefits that are provided to him under the Employment Letter upon termination for Good Reason, in addition to the amounts payable to him under the Retention Letter.

●	Dr. Nottenburg will execute a general release in favor of the Company.

The foregoing summary of the Retention Letter is qualified in its entirety by reference to the full text of the Retention Letter, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.  A copy of the Employment Letter was filed as an exhibit to the Company’s Current Report on Form 8-K filed on May 20, 2008.

On May 20, 2010, the Company issued a press release announcing the entry into the Retention Letter with Dr. Nottenburg.  A copy of such press release is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Exhibits.

(d)                                Exhibits

10.1	Retention Letter between Sonus Networks, Inc. and Dr. Richard N. Nottenburg dated May 18, 2010.

99.1	Press Release dated May 20, 2010.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2010	SONUS NETWORKS, INC.

	By:	/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President and General Counsel

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Exhibit Index

10.1	Retention Letter between Sonus Networks, Inc. and Dr. Richard N. Nottenburg dated May 18, 2010.

99.1	Press Release dated May 20, 2010.

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